Exhibit 10.11

Contract No.: (2009) Jian Yang Zi No.0160)

Liquid Fund Loan Contract

Borrower (Party A): Fujian Yaxin Food Co., Ltd
Domicile (Address):Taxia Industrial Park, Jianyang
Legal Representative: Ye Wenyue

Lender (Party B): Industrial and Commercial Bank of China Limited, Jianyang Sub-branch
Domicile (Address): No.5 Renmin Road, Jianyang
Legal Representative: Qiu Ansheng

Catalogue

Article 1 Type of Loan

Article 2 Purpose of Loan

Article 3 Amount and Term of Loan

Article 4 Interest Rate of Loan and Calculation

Article 5 Type and Source of Repayment

Article 6 Guarantee of Loan

Article 7 Rights and Obligations of the Parties

Article 8 Liability for Breach of Contract

Article 9 Effectiveness, Modification, Rescission and Termination of Contract

Article 10 Dispute Settlement

Article 11 Miscellaneous

Article 12 Supplementary Provisions

For the purpose as set forth in Article 2.1 of this Contract, Party A hereby applies to Party B for loan, and Party B agrees to release the loan to Party A. This Contract is made in line with the Contract Law of the People's Republic of China and The General Provisions of Loans to specify the rights and obligations of parties involved.

Article 1 Type of Loan

The loan under this contract is (medium-term or short-term) liquid fund loan.

Article 2 Purpose of Loan

2.1	The loan under this contract is used for operating capital financing.

2.2	Party A shall not, without the written consent of Party B, change the purpose of the loan hereunder.

Article 3 Amount and term of loan

3.1	The amount of loan under this contract is:
RMB 2,500,000.00 (In words: RMB Two Million and Five Hundred Thousand ONLY). (For any discrepancy between the two numbers, the capital shall prevail).

3.2	The term of loan under this contract is 12 months, commencing from December 10, 2009, and ending on December 9, 2010.

3.3
Party A shall, in accordance with the Article 3.2 hereof, withdraw the fund of loan in full. In case of the special reason, Party A may, upon the written consent of Party B, withdraw the fund ___ days in advance or postpone ___ days to receive the fund. The Actual Drawing Date and Payment Due Date shall be the date specified on the certificate of indebtedness. A certificate of indebtedness or a loan voucher is an integral part of this contract. Where there is any inconsistency between the stipulations on the certificate of indebtedness or loan voucher and the Terms and Conditions on this contract except date, this contract shall prevail.

Article 4 Interest Rate of Loan and Calculation

4.1
The interest of the loan under this contract is calculated on a daily basis in accordance with the actual borrowing days from the Actual Drawing Date (daily interest rate = annual interest rate / 360). The interest is settled on a monthly basis, and the Interest Settlement Date is the 20th day of each month. In the event that the settlement date is not the working day of the Bank, the settlement date shall be extended to the next working day of the Bank. The principal and the interest of the loan shall be paid off on the Payment Due Date.

4.2	The interest rate of the loan under this contract shall be determined in the method set forth below in Article 4.2.1:

4.2.1	The annual interest rate 5.8941% is the fixed rate. It shall not be adjusted during the term of the contract.

4.2.2
The interest rate under this contract shall be the benchmark rate of the People’s Bank of China at the corresponding level ____ (plus/ minus) ___%. The interest rate of the contract shall be adjusted once in an installment. The term of one installment is ____ (year / half year/ quarter/ month). The date to confirm the interest rate of the initial installment shall be the Effective Date of the Loan Contract. Such interest rate shall be determined by Party B in accordance with the benchmark rate of the People’s Bank of China at the corresponding level on the Effective Date of the Loan Contract as well as the floating degree agreed upon by the Parties, which is __%. The date to confirm the interest rate of the second and the subsequent installments shall be the corresponding date of the Effective Date of the Loan Contract. The interest rate of each installment shall be determined by Party B in accordance with the benchmark rate of the China People’s Bank at the corresponding level on the corresponding date of the Effective Date of the Loan Contract as well as the floating degree agreed upon by the Parties. In the event that there exists no such date corresponding to the Effective Date of the Loan Contract, the last date of such month shall be the corresponding date.

Where the loan is released in installments, regardless the times of drawing in one installment, the interest rate for each times shall be the one determined on the Effective Date of Loan Contract or the corresponding date, and will be adjusted on the corresponding date of the Effective Date of Loan Contract for the next installment.

The Corresponding Date of the Effective Date of the Loan Contract shall refer to the same date of the month which is the expiry date of the initial installment from the Effective Date of the Loan Contract. For instance, if the Effective Date of the Loan Contract is May 9 in some year, for the installment on the basis of one month, the corresponding date of the second installment is June 9 in such year; for the installment on the basis of one quarter, the corresponding date of the second installment is August 9 in such year; for the installment on the basis of a half year, the corresponding date is November 9 in such year; for the installment on the basis of annum, the corresponding date is the May 9 in the next year. The corresponding date of the following installments shall be calculated in such method.

4.2.3	Other method: _____________________________________________________

Party B shall give a written notice to Party A within 30 days as of the change in the interest rate, provided that whether the notice is delivered to Party A or not shall not influence the change in the interest rate.

4.3
In the event that the People’s Bank of China adjusts interest rate or the way of calculation of interest rate, the interest rate of the loan under this contract shall be determined subject to the relevant rules of the People’s Bank of China.

Article 5 Resource and Type of Repayment

5.1	The fund resource to pay off the principle and interest of the loan under this contract shall include but not be limited to Article5.1.1.

5.1.1	Business revenue and other fund;

5.1.2	______________________________

5.2
Regardless any contract to which Party A is a party including any term with respect to the fund resource of the repayment; such terms shall not influence the performance of repayment of Party A under this contract. Under no circumstance, shall Party A refer to Article 5.1 to refuse to fulfill its obligation of repayment under this contract.

5.3	Party A shall fully pay the interest in a timely manner in accordance with the terms of this contract and repay the principal subject to the following schedule:

5.3.1	The payment in a lump sum. Party A shall repay the principal of the loan in full on December 9, 2010;

5.3.2	The repayment in installments. The detailed date of the repayment of the principal shall be as below:

5.3.2.1	_____YY__MM __ DD, amount (in words):RMB_________ONLY
￥___________________
5.3.2.2	____YY__MM __ DD, amount (in words):RMB_________ONLY
￥___________________
(Additional pages may be attached if above space is not enough)

5.4
The Party A shall deposit sufficient money for repayment of the principal and interest on the account which is opened by Party A with Party B prior to the Interest Settlement Date or the Repayment Date as agreed upon by the Parties herein, and hereby authorize Party B to collect the repayment from the account of Party A on the Interest Settlement Date or the Repayment Date as agreed upon by the Parties herein.

Article 6 Guaranty

6.1	The guaranty type of the loan under this contract is the mortgage of real estate and guarantee.

6.2
Party A shall have the obligation to assist with Party B in executing the Guarantee Contract with the Guarantor with respect to the detailed guarantee matters of this contract, which contract number is (2009) Nian Jianyang (Di) Zi No.061, (2009) Jianyang (Bao) Zi No.0160.

6.3
In the event that any change takes place in the guarantee under this contract that will have adverse impact on the credit rights of Party B, Party A shall, upon Party B’s notice, provide other guarantee satisfied by Party B in accordance with the requirements.

Article 7 Rights and Obligations of the Parties

7.1	Rights and Obligations of Party A

7.1.1	Party A shall obtain and use the loan in the term and for the purpose as agreed herein;

7.1.2	If Party A repays the loan in advance, it shall obtain consent of Party B, and compensate Party B for its losses of predictable earnings and other expenses;

7.1.3	Party A shall be responsible for the authenticity, accuracy and completeness of the materials submitted to Party B in the process of the loan examination;

7.1.4	Party A shall accept Party B’s investigation and supervision of the use of the loan under this contract;

7.1.5
Party A shall actively cooperate with Party B in its investigation and supervision of Party A’s operation and financial status, and have the obligation to provide Party B with relevant financial statements for each installment, such as income statement, balance sheet;

7.1.6	Party A shall repay the principal and interest of the loan under this contract in accordance with the terms of this contract.

7.1.7	Party A shall be liable for the relevant expenses under this contract, including but not limited to expenses for notarization, identification, assessment and registration;

7.1.8
If Party B posts or delivers the Collection Letter or collection documentations by other ways, Party A shall return the acknowledgement of receipt to Party B within three days after receiving the Collection Letter or collection documentations;

7.1.9
In case of contracting, lease, reorganization, joint-operation, consolidation, merger, joint venture, reduction of registered capital, change in equity interest, transfer of material assets and other events that will have significant impact on the rights and interests of Party B, Party A shall give a notice to Party B at least 30 days prior to such events and is subject to the approval by Party B. Otherwise, Party A shall not conduct the above-mentioned events before paying off all debts to Party B;

7.1.10
If Party A changes its items registered in Commence and Industry Authority such as domicile, communication address, business scope, and legal representative, Party A shall give a written notice to Party B within 7 days after the occurrence of such change;

7.1.11
If any other events that will pose a threat to Party A or have a great adverse impact on Party A’ s performance of repayment of loan under this contract occur, including but not limited to significant economic dispute, bankruptcy, or deterioration of financial status, Party A shall immediately give a written notice to Party B.

7.1.12
In the event of recession of business, dissolution, suspension of business for improvement and rectification, or rescission or cancellation of business license, Party A shall give a written notice to Party B within 5 days after the occurrence of such event and undertake to repay the principal and interest of the loan.

7.2	Rights and Obligations of Party B

7.2.1	Party B shall demand Party A to provide all materials related to the loan;

7.2.2
Party B shall, in accordance with the terms of this contract and provisions of relevant laws, be entitled to collect the principal, interest, compound interest, default interest and other expenses payable by Party A as set forth herein from the account opened by Party A;

7.2.3
If Party A refuses the supervision of Party B, fails to repay the principal and interest of loan in a timely manner, or has other serious defaulting acts, Party B is entitled to pose a loan sanction on Party A, report to relevant departments or authorities, and publish the notice of collection in news media;

7.2.4	Party B shall release sufficient amount of loan to Party A according to the schedule as agreed in this contract (except for the delay caused by Party A);

7.2.5
Party B shall maintain confidentiality of the materials and information regarding to its debt, finance, production, and operation provided by Party A, unless otherwise provided in this contract or under laws and regulations.

Article 8 Liability for Breach of Contract

8.1
Each party shall, upon the effectiveness of this contract, perform its own obligations as agreed upon. Any party who fails to perform or fully perform the obligations under this contract shall be liable to the other party for the breach of this contract.

8.2
In the event that Party A fails to go through the procedures to withdraw the loan pursuant to Article 3.3 hereof, Party B is entitled to collect the delay penalty calculated at the interest rate of this contract and based on the actual days of such delay.

8.3
In the event that Party B fails to go through the procedures and provide the loan pursuant to the Article 3.3 hereof, Party B shall pay the delay penalty calculated at the interest rate of this contract and based on the actual days of such delay.

8.4
If Party A repays the loan under this contract in advance without written consent by Party B, Party B shall be entitled to collect the interest based on the loan term and interest rate as agreed in this contract.

8.5
If Party A fails to repay the due principal and interest of the loan under this contract, Party B shall be entitled to demand Party A to pay off the principal and interest within a specific term. Party A hereby authorizes Party B to collect the principal and interest of the loan under this contract from any account opened by Party A in all branches of Commercial Bank of China. Meanwhile, Party B shall be entitled to collect the default interest at the rate of the interest rate of this Contract plus 30% (30%-50%) for the due principal, and collect the compound interest at the rate of the interest rate of this contract plus 30% (30%-50%) for the unpaid interest of the loan.

If the repayment is made in foreign currency, it shall be converted into Renmingbi based on the buy-in price of foreign exchange published by Party B on the Collection Date.

8.6
If Party A uses the loan for purpose other than as agreed in this contract, Party B shall be entitled to cease providing the loan, demand Party A to repay part of or all of the loan, or rescind this contract. Meanwhile, Party B shall be entitled to collect the default interest at the rate of the interest rate of this Contract plus 50% (50%-100%) based on the actual days of default use for the amount that Party A fails to use for the purpose as agreed in this contract, and collect the compound interest at the rate of the interest rate of this Contract plus 50% (50%-100%) for the unpaid interest of the loan.

8.7
If Party A fails to pay due interest on time within the term of the loan, Party B shall collect the compound interest at the interest rate as specified in this Contract for such interest. Party B shall collect the compound interest at the interest rate as specified in the Article 8.5 hereof for the due principal.

8.8	Where events under Article 8.5 and Article 8.6 both occur, Party B shall choose the more server punishment but not cumulative punishment.

8.9
Party A shall, within 7 days upon receipt of the notice from Party B, correct its acts and take remedial measures satisfying Party B under the following circumstances. Otherwise, Party B is entitled to demand Party A to repay part or all of the amount of the loan in advance. If Party B fails to call in the loan, it may collect the penalty at the interest rate for the due principal on the daily basis.

8.9.1	Party A provides false information or deliberately conceals important facts in the balance sheets, income statements and other financial materials it provides B with;

8.9.2	Party A fails to cooperate with Party B or refuses to accept the supervision of Party B in the investigation regarding loan usage, relevant production, operation, and financial activities of Party A;

8.9.3	Party A transfers or disposes of, or threatens to transfer or dispose of it substantial assets without Party B’s consent;

8.9.4
A substantial portion or all of Party A’s assets is possessed by other creditors, or taken over by the designated trustees, recipients or similar personnel, or seized or frozen, which may cause serious losses to Party B;

8.9.5
Party A conducts contracting, lease, reorganization, joint-operation, acquisition, merger, joint venture, separation, reduction of registered capital, change in or transfer of equity interest, and other activities that may have significant impact on the rights and interests of Party B and may pose a threat to the security of Party B’s credit.

8.9.6
Party A changes its registered place of business, business address, business scope, and legal representative with the Commence and Industry Authority or decides to conduct significant investment, which may have a adverse impact on, or pose a threat to the rights of Party B as a creditor under this contract;

8.9.7
Party A involves in significant economic disputes or its financial performance is poor, which may have a adverse impact on, or pose a threat to the rights of Party B, or involves in other events that may pose a threat or cause serious losses to the rights of Party B under this loan contract;

8.9.8	Other events that may pose a threat or cause serious losses to the creditor’s rights of Party B under this loan contract.

Article 9 Effectiveness, Change, Rescission and Termination of the Contract

9.1
This contract shall take effect upon the signing and sealing by the Parties. If any guarantee exists, this contract shall take effect upon the effectiveness of the Guarantee Contract. This contract shall terminate on the date when the principal, interest, compound interest, default interest, damages of the loan under this contract, and other expenses payable by Party A are paid off.

9.2
Party B shall be entitled to terminate this contract and demand Party A to repay the principal and interest of the loan under this contract and to compensate Party B for the losses under the following circumstances:

9.2.1	Party A’s business is discontinued or suspended, or it is dissolved, or its business license is revoked;

9.2.2	Changes adverse to Party B happen to the guarantee under this contract, and Party A fails to provide alternative guarantee as required by Party B;

9.2.3	Party A fails to repay the loan or the interest according to the schedule or use the loan for the purpose as agreed upon by the Parties, or Party A has other serious defaulting acts.

9.3
If Party A intends to extend the term of the loan, it shall, 30 days prior to the expiration date of this contract, submit the written application and written evidence proving that the Guarantor agrees to continue to provide guarantee. Upon the examination by and with the consent of Party B, the term of the loan under this contract shall be extended upon the execution of the extension agreement by the Parties. This loan contract shall continue to be performed prior to the execution of the extension agreement by the Parties.

9.4
Upon the effectiveness of this contract, neither party may unilaterally change or terminate this contract in advance without the consent of the other Party, unless as otherwise provided for herein. If it is necessary to change or terminate this contract, a written agreement shall be entered into by and between Party A and Party B through consultation. This contract shall continue to be performed prior to the execution of the written agreement.

Article 10 Settlement of Disputes

10.1
Any dispute arising out of or in connection with the performance of this contract shall be first settled by the Parties through friendly consultation. If such dispute can not be settled amicably, it shall be settled as specified in Article 10.1.2.

10.1.1	The Parties shall submit the dispute to _____ to be arbitrated.

10.1.2	The Parties shall submit the dispute to law court with jurisdiction over Party B’s domicile.

10.1.2

Article 11 Miscellaneous

11.1	Party A undertakes that it shall not provide guarantee to any third party without the consent of Party B.

11.2	_________________________________________________________________

11.3	_________________________________________________________________

Article 12 Supplementary Provisions

12.1	The Annexes of this contract constitute the entire part of this contract, and have the equal legal effect as the body of this contract.

12.2	In the process of performance of this contract, if certain Drawing Date or Repayment Date is not the working day of Bank, it shall be extended to the next working day of Bank automatically.

12.3	This contract is prepared in three counterparts. Party A, Party B and the registration authority each holds one which has equal force.

Party A (office seal ):                                                                                                           Party B ( office seal):

Fujian Yada Group Co., Ltd.
                                                China Construction Bank
Corporation Limited
Songxi Sub-branch

Legal representative:                                Legal representative:
(or authorized agent)                                (or authorized agent)

December 9, 2009                                       December 9, 2009